AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                     First Half Ended

                                              December 30,      December 31,
                                                  1994               1993
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                        40,682,043        40,543,523

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average) (Note 6)              2,448,487            --

        Contingent shares issuable                 107,806           108,304

        Exercise of warrants and options
          using the treasury method                113,289           162,643

      Total common and common equivalent
        shares                                  43,351,625        40,814,470

      Income before cumulative effect of a
        change in accounting principle         $59,986,441       $33,711,699

      Interest expense on convertible
        debentures - net of taxes (Note 6)       1,894,316            --

      Income used for computing earnings
        per share before cumulative effect
        of a change in accounting
        principle                              $61,880,757       $33,711,699

      Cumulative effect of a change in
        the method of accounting for
        income taxes                               --          (   2,790,839)

      Income used for computing earnings
        per share                              $61,880,757       $30,920,860

      Primary earnings per share:

        Income before cumulative effect of
          a change in accounting principle           $1.43             $0.83

        Cumulative effect of change in the
          method of accounting for income
          taxes                                    --                 (  .07)

      Net income                                     $1.43             $0.76


           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                         AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                  Second Quarter Ended

                                               December 30,     December 31,
                                                  1994              1993
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                        40,688,395        40,557,831

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average) (Note 6)              2,448,487            --

        Contingent shares issuable                 111,620           109,529

        Exercise of warrants and options
          using the treasury method                122,523           168,591

      Total common and common equivalent
        shares                                  43,371,025        40,835,951

      Net Income                               $31,059,412       $23,601,764

      Interest expense on convertible
        debentures - net of taxes (Note 6)         947,158           --

      Income used for computing earnings
        per share                              $32,006,570       $23,601,764


      Primary earnings per share                     $0.74             $0.58


















                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          AVNET, INC AND SUBSIDIARIES

EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                    First Half Ended

                                              December 30,     December 31,
                                                  1994              1993
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)    43,351,625       40,814,470

      Additional dilution upon exercise
        of options and warrants                     34,545           64,589

      Total fully diluted shares                43,386,170       40,879,059

      Income before cumulative effect of a
        change in accounting principle         $59,986,441      $33,711,699

      Interest expense on convertible
        debentures - net of taxes (Note 6)       1,894,316           --

      Income used for computing earnings
        per share before cumulative effect
        of a change in accounting principle    $61,880,757      $33,711,699

      Cumulative effect of change in the
        method of accounting for income
        taxes                                      --          (  2,790,839)

      Income used for computing earnings
        per share                              $61,880,757      $30,920,860

      Fully diluted earnings per share:

        Income before cumulative effect of
          a change in accounting principle           $1.43            $0.83

        Cumulative effect of a change in
          the method of accounting for
          income taxes                              --                (0.07)

      Net income                                    $1.43             $0.76








               SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                       AVNET, INC AND SUBSIDIARIES

                                                             EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                 Second Quarter Ended

                                              December 30,     December 31,
                                                  1994             1993
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)    43,371,025       40,835,951

      Additional dilution upon exercise
        of options and warrants                     28,443           39,435

      Total fully diluted shares                43,399,468       40,875,386

      Income before cumulative effect of a
        change in accounting principle         $31,059,412      $23,601,764

      Interest expense on convertible
        debentures - net of taxes (Note 6)         947,158           --

      Net Income                               $32,006,570      $23,601,764

      Fully diluted earnings per share               $0.74            $0.58

                           S I G N A T U R E



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

















                                    Avnet, Inc.
                                    (Registrant)



                                    By: s/Raymond Sadowski
                                        Raymond Sadowski
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary





                                    By: s/John F. Cole
                                        John F. Cole
                                        Controller and Principal
                                        Accounting Officer


February 10, 1995
     Date